MILESTONE SCIENTIFIC INC.
                           20% SECURED PROMISSORY NOTE

$60,000.00                                                       August 28, 2000
                                                          Livingston, New Jersey

            FOR VALUE RECEIVED, MILESTONE SCIENTIFIC INC., a Delaware corporation (the "Company" or "Maker") with its principal executive office at 220 South Orange Avenue, Livingston, New Jersey 07039, promises to pay to:

                        LongView Partners A, L.P.
                        c/o Cumberland Associates
                        1114 Avenue of the Americas
                        New York, NY  10036

(the "Payee" or the "Holder of this Note") or permitted successors and assigns of the Payee, the principal amount of:

                  Sixty Thousand and 00/100 Dollars ($60,000.00)

(the "Principal Amount"), together with interest thereon, each as set forth in Sections 1 and 2 of this Note, payable at Payee's address set forth in the Purchase Agreement for this Note, or at such other place as the Payee shall have notified the Company before any principal or interest payment date.

      1. Interest.

            A. Except as otherwise provided in Paragraph B of this Section 1, interest on the Principal Amount hereof shall accrue at the rate of 20% per annum from the date hereof until paid in full. Interest shall be payable quarterly in arrears on the 1st day of each quarter commencing October 1, 2000 (each such date, an "Interest Payment Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or, at the option of the Maker, through issuance to the Payee of a new secured promissory note ( an "Interest Payment Note") in the face amount of such interest payment. Interest Payment Notes shall be identical in form to this Note, except that interest thereon shall be due at the Maturity Date, as defined below.

            B. If an Event of Default (as defined in Paragraph 6 below) shall have occurred and shall continue while this Note is outstanding, interest on this Note and any Interest Payment Note shall accrue at a rate equal to the maximum rate permitted by law (such rate is hereinafter referred to as the "Default Rate").

            C. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

      2. Principal Payments. The Principal Amount of this Note and any Interest Payment Note and any accrued interest thereon, shall be due and payable on the Maturity Date (as defined in Paragraph 3 below) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or, at the option of the Maker, through the issuance after March 31, 2001 of shares of Common Stock, valued as set forth in
Section 7. The Principal Amount
and the Principal Amount of all related Interest Payment Notes, if any, together with accrued interest on all such notes to the payment date, shall be prepayable at any time without penalty.

      3. Maturity. This Note shall mature, and the Principal Amount and all accrued but unpaid interest thereon shall be due in full, on October 1, 2002 (the "Maturity Date").

      4. Security. Subject and subordinate to the security interests granted to the holders of the Maker's 10% Secured Notes (the "Series Note Holders") issued pursuant to a Purchase Agreement dated as of January 31, 2000 the Company hereby grants to the Payee a security interest in all the tangible and intangible assets of the Company including the raw material, work in process and finished goods inventories and certain proceeds thereof, as security for the prompt payment of the principal and accrued interest on this Note and all Interest Payment Notes. The security interest granted hereunder shall be shared, pro-rata, based upon the amounts then owed, including accrued interest, to the Payee, all other payees under notes in similar form in the aggregate amount, together with this Note, of $1,000,000, the payees under the Interest Payment Notes, the holder of the Maker's 9% Secured Note in the face amount of $200,000 and the holder of the Maker's 8% Secured Note and related line of credit in the aggregate amount of $1,000,000. The Company will execute all documents and make all filings and take any other actions necessary to perfect the security interest granted herein.

      5. Priority. The payment of the Principal Amount, the principal amount under any Interest Payment Note and any accrued but unpaid interest on either amount, and the principal amounts under obligations sharing the security interest with this Note on a pro rata basis, together with the accrued but unpaid interest thereon, shall be subordinate in right of payment to the 10% Secured Notes and senior in right of payment to all other indebtedness of the Company whether incurred prior or subsequent to the date hereof other than (i) any purchase money obligations incurred by the Company in connection with the purchase of property in the ordinary course of business, (ii) all payment obligations of the Company pursuant to any capitalized lease entered into by the Company, and (iii) all payables incurred by the Company in the ordinary course of its business.

      6. Events of Default and Remedies.

            A. Events of Default. Each of the following events is herein referred to as an Event of Default:

                  (i) any default in the payment of any principal hereunder when the same shall be due and payable, whether at the Maturity Date or by acceleration or otherwise;

                  (ii) any default in the payment of any interest hereunder when the same shall be due and payable not remedied within three (3) days of written notice given pursuant to Paragraph 6 (B) herein, whether at the Interest Payment Date or by acceleration or otherwise;

                  (iii) any material default in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof, and the continuance of such default unremedied for a period of twenty (20) days after written notice thereof to the Company setting forth in reasonable detail the circumstances of such Event of Default;

                  (iv) if the Company shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admit in writing its inability to pay its debts as they mature,
(C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United

States Code, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                  (v) if any order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company, or appointing a receiver, trustee, custodian or liquidator of any of the Company, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

                  (vi) there shall be a default (taking into account lapse of notice, written notice to the Company or both) under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether existing on the date hereof or created subsequent to the date hereof, which default relates to the obligation to pay the principal of or interest on any such indebtedness and the effect of such default is to cause such indebtedness to become due prior to its stated maturity; or

                  (vii) if final judgment(s) for the payment of money in excess of $200,000 individually or $250,000 in the aggregate shall be rendered against the Company, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed.

            B. Remedies. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (i) this Note shall, at the option of the holder of this Note, become immediately due and payable, both as to principal, interest and premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; (ii) all outstanding obligations under this Note, and all other outstanding obligations on which the applicable interest rate is determined by reference to the interest rate under this Note, shall bear interest at the Default Rate; (iii) the holder of this Note may file suit against the Company on the Note and/or seek specific performance or injunctive relief hereunder (whether or not a remedy exists at law or is adequate); (iv) the holder of this Note shall have the right, in accordance with this Note to exercise any and all remedies as such holder may determine in such holders' discretion (without any requirement of marshalling of assets, or other such requirement).

      7. Issuance of Shares in Payment of Principal and Interest. At any time after March 31, 2001, the Company may, at its option and upon twenty (20) trading days prior written notice, pay the principal and accrued interest on the Note and any Interest Payment Notes by issuing shares of Common Stock valued at eighty-five (85) percent of the average closing price of the shares during the first fifteen (15) of the eighteen (18) trading days immediately preceding the date of payment. If the Company issues shares pursuant to this paragraph then it will use its reasonable best efforts to file with the Securities and Exchange Commission no later than sixty (60) days after issuance, a registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws registering for reoffer and resale all such shares and shall further use its best efforts to secure the effectiveness of such registration statement at the earliest date thereafter and to maintain its effectiveness until all of the shares covered thereby have been sold, provided, however, that the Company shall not be obligated to file a registration statement, or keep a registration statement effective, if all the shares issued pursuant to this section and held by the Payee can be sold under Rule 144 within a period of ninety (90) days from the filing of the applicable form.

      8. Miscellaneous.

            A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the permitted successors and assigns of the Company and the Payee, respectively, whether so expressed or not.

            B. Notice Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mail as follows:

(i) if to the Maker:          Milestone Scientific Inc.
                              220 South Orange Avenue
                              Livingston, NJ  07039
                              Attn: Thomas M. Stuckey, Chief Financial Officer

(ii) if to the Payee:         at the address set forth
                              on Exhibit A to the Purchase
                              Agreement

            C. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and any applicable laws of the United States of America, without giving effect to the conflicts or choice of law principles thereof.

            D. Enforceability. Maker acknowledges that this Note and Maker's obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the holder of this Note.

            E. Payment. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            F. Waiver and Set-off. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Payees, in addition to any other right available to it under applicable law, shall have the right, at its option, to immediately set off against this Note any monies owed by the Payee in any capacity to Maker, whether or not due, upon the occurrence of any Event of Default, even though such charge is made or entered on the books of Payees subsequent to those events.

            G. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to it and (ii) in the case of mutilation, of surrender for cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

      IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                       MILESTONE SCIENTIFIC INC.


                                       By: _____________________________
                                           Mitchell G. Kuhn,
                                           President

                            MILESTONE SCIENTIFIC INC.
                           20% SECURED PROMISSORY NOTE

$940,000.00                                                      August 28, 2000
                                                          Livingston, New Jersey

            FOR VALUE RECEIVED, MILESTONE SCIENTIFIC INC., a Delaware corporation (the "Company" or "Maker") with its principal executive office at 220 South Orange Avenue, Livingston, New Jersey 07039, promises to pay to:

                  Cumberland Benchmarked Partners, L.P.,
                  c/o Cumberland Associates
                  1114 Avenue of the Americas
                  New York, NY  10036

(the "Payee" or the "Holder of this Note") or permitted successors and assigns of the Payee, the principal amount of:

                  Nine Hundred Forty Thousand and 00/100 Dollars ($940,000.00)

(the "Principal Amount"), together with interest thereon, each as set forth in Sections 1 and 2 of this Note, payable at Payee's address set forth in the Purchase Agreement for this Note, or at such other place as the Payee shall have notified the Company before any principal or interest payment date.

      1. Interest.

            A. Except as otherwise provided in Paragraph B of this Section 1, interest on the Principal Amount hereof shall accrue at the rate of 20% per annum from the date hereof until paid in full. Interest shall be payable quarterly in arrears on the 1st day of each quarter commencing October 1, 2000 (each such date, an "Interest Payment Date"), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or, at the option of the Maker, through issuance to the Payee of a new secured promissory note ( an "Interest Payment Note") in the face amount of such interest payment. Interest Payment Notes shall be identical in form to this Note, except that interest thereon shall be due at the Maturity Date, as defined below.

            B. If an Event of Default (as defined in Paragraph 6 below) shall have occurred and shall continue while this Note is outstanding, interest on this Note and any Interest Payment Note shall accrue at a rate equal to the maximum rate permitted by law (such rate is hereinafter referred to as the "Default Rate").

            C. Interest shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

      2. Principal Payments. The Principal Amount of this Note and any Interest Payment Note and any accrued interest thereon, shall be due and payable on the Maturity Date (as defined in Paragraph 3 below) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or, at the option of the Maker, through the issuance after March 31, 2001 of shares of Common Stock, valued as set forth in
Section 7. The Principal Amount
and the Principal Amount of all related Interest Payment Notes, if any, together with accrued interest on all such notes to the payment date, shall be prepayable at any time without penalty.

      3. Maturity. This Note shall mature, and the Principal Amount and all accrued but unpaid interest thereon shall be due in full, on October 1, 2002 (the "Maturity Date").

      4. Security. Subject and subordinate to the security interests granted to the holders of the Maker's 10% Secured Notes (the "Series Note Holders") issued pursuant to a Purchase Agreement dated as of January 31, 2000 the Company hereby grants to the Payee a security interest in all the tangible and intangible assets of the Company including the raw material, work in process and finished goods inventories and certain proceeds thereof, as security for the prompt payment of the principal and accrued interest on this Note and all Interest Payment Notes. The security interest granted hereunder shall be shared, pro-rata, based upon the amounts then owed, including accrued interest, to the Payee, all other payees under notes in similar form in the aggregate amount, together with this Note, of $1,000,000, the payees under the Interest Payment Notes, the holder of the Maker's 9% Secured Note in the face amount of $200,000 and the holder of the Maker's 8% Secured Note and related line of credit in the aggregate amount of $1,000,000. The Company will execute all documents and make all filings and take any other actions necessary to perfect the security interest granted herein.

      5. Priority. The payment of the Principal Amount, the principal amount under any Interest Payment Note and any accrued but unpaid interest on either amount, and the principal amounts under obligations sharing the security interest with this Note on a pro rata basis, together with the accrued but unpaid interest thereon, shall be subordinate in right of payment to the 10% Secured Notes and senior in right of payment to all other indebtedness of the Company whether incurred prior or subsequent to the date hereof other than (i) any purchase money obligations incurred by the Company in connection with the purchase of property in the ordinary course of business, (ii) all payment obligations of the Company pursuant to any capitalized lease entered into by the Company, and (iii) all payables incurred by the Company in the ordinary course of its business.

      6. Events of Default and Remedies.

            A. Events of Default. Each of the following events is herein referred to as an Event of Default:

                  (i) any default in the payment of any principal hereunder when the same shall be due and payable, whether at the Maturity Date or by acceleration or otherwise;

                  (ii) any default in the payment of any interest hereunder when the same shall be due and payable not remedied within three (3) days of written notice given pursuant to Paragraph 6 (B) herein, whether at the Interest Payment Date or by acceleration or otherwise;

                  (iii) any material default in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof, and the continuance of such default unremedied for a period of twenty (20) days after written notice thereof to the Company setting forth in reasonable detail the circumstances of such Event of Default;

                  (iv) if the Company shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admit in writing its inability to pay its debts as they mature,
(C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United

States Code, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

                  (v) if any order, judgment or decree shall be entered, without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company, or appointing a receiver, trustee, custodian or liquidator of any of the Company, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

                  (vi) there shall be a default (taking into account lapse of notice, written notice to the Company or both) under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether existing on the date hereof or created subsequent to the date hereof, which default relates to the obligation to pay the principal of or interest on any such indebtedness and the effect of such default is to cause such indebtedness to become due prior to its stated maturity; or

                  (vii) if final judgment(s) for the payment of money in excess of $200,000 individually or $250,000 in the aggregate shall be rendered against the Company, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed.

            B. Remedies. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (i) this Note shall, at the option of the holder of this Note, become immediately due and payable, both as to principal, interest and premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; (ii) all outstanding obligations under this Note, and all other outstanding obligations on which the applicable interest rate is determined by reference to the interest rate under this Note, shall bear interest at the Default Rate; (iii) the holder of this Note may file suit against the Company on the Note and/or seek specific performance or injunctive relief hereunder (whether or not a remedy exists at law or is adequate); (iv) the holder of this Note shall have the right, in accordance with this Note to exercise any and all remedies as such holder may determine in such holders' discretion (without any requirement of marshalling of assets, or other such requirement).

      7. Issuance of Shares in Payment of Principal and Interest. At any time after March 31, 2001, the Company may, at its option and upon twenty (20) trading days prior written notice, pay the principal and accrued interest on the Note and any Interest Payment Notes by issuing shares of Common Stock valued at eighty-five (85) percent of the average closing price of the shares during the first fifteen (15) of the eighteen (18) trading days immediately preceding the date of payment. If the Company issues shares pursuant to this paragraph then it will use its reasonable best efforts to file with the Securities and Exchange Commission no later than sixty (60) days after issuance, a registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws registering for reoffer and resale all such shares and shall further use its best efforts to secure the effectiveness of such registration statement at the earliest date thereafter and to maintain its effectiveness until all of the shares covered thereby have been sold, provided, however, that the Company shall not be obligated to file a registration statement, or keep a registration statement effective, if all the shares issued pursuant to this section and held by the Payee can be sold under Rule 144 within a period of ninety (90) days from the filing of the applicable form.

      8. Miscellaneous.

            A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the permitted successors and assigns of the Company and the Payee, respectively, whether so expressed or not.

            B. Notice Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mail as follows:

(i) if to the Maker:          Milestone Scientific Inc.
                              220 South Orange Avenue
                              Livingston, NJ  07039
                              Attn: Thomas M. Stuckey, Chief Financial Officer

(ii) if to the Payee:         at the address set forth
                              on Exhibit A to the Purchase
                              Agreement

            C. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and any applicable laws of the United States of America, without giving effect to the conflicts or choice of law principles thereof.

            D. Enforceability. Maker acknowledges that this Note and Maker's obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the holder of this Note.

            E. Payment. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            F. Waiver and Set-off. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Payees, in addition to any other right available to it under applicable law, shall have the right, at its option, to immediately set off against this Note any monies owed by the Payee in any capacity to Maker, whether or not due, upon the occurrence of any Event of Default, even though such charge is made or entered on the books of Payees subsequent to those events.

            G. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to it and (ii) in the case of mutilation, of surrender for cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

      IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                       MILESTONE SCIENTIFIC INC.


                                       By: _____________________________
                                           Mitchell G. Kuhn,
                                           President